Exhibit 97.1 CLAWBACK POLICY INTRODUCTION Ivanhoe Electric Inc. and its subsidiaries (“the Company”) are committed to creating and maintaining a culture of integrity and accountability within the Company, which reinforces the Company’s pay-for-performance compensation philosophy and discourages actions detrimental to the Company’s business performance and long-term success. The Board of Directors (“the Board”) of the Company has therefore adopted this Clawback Policy (the “Policy”), which provides for the recoupment of certain executive compensation in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirements under the federal securities laws. This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”). Material restatements that will be excluded from the application of this Policy include: • Retrospective application of a change in accounting principle; • Retrospective revision to reportable segment information due to a change in the structure of an issuer’s internal organization; • Retrospective reclassification due to a discontinued operation; • Retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; • Retrospective revision for stock splits, reverse stock splits, stock dividends or other changes in capital structure. ADMINISTRATION This Policy shall be administered by the Board, or if so designated by the Board, by the Compensation Committee, in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals. COVERED EXECUTIVES This Policy applies to the Company’s current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act and the listing standards of the national securities exchange on which the Company’s securities are listed, and such other senior executives/employees who may from time to time be deemed subject to the Policy by the Board (“Covered Executives”). This Policy covers Incentive Compensation received by a person after beginning service as a Covered Executive and who served as a Covered Executive at any time during the performance period for that Incentive Compensation, RECOUPMENT PERIOD In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of any excess Incentive Compensation received by any Covered Executives during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The recoupment period will include any transition periods resulting from a change in the Company's fiscal year as provided in Rule 10D-1 of the Exchange Act and applicable listing standards. 2 The determination of the time when the Company is “required” to prepare an accounting restatement will be made in accordance with applicable SEC and national securities exchange rules and regulations. Incentive Compensation is deemed "received" in the Company's fiscal period during which the financial reporting measure specified in the Incentive Compensation award is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period. INCENTIVE COMPENSATION For purposes of this Policy, Incentive Compensation means any of the following, provided that, such compensation is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measures: • Annual bonuses and other short and long-term cash incentives, • Stock options, • Stock appreciation rights, • Restricted stock, • Restricted stock units, • Performance shares, or • Performance units. “Financial reporting measures” consist of both measures that are determined and presented in accordance with the accounting principles utilized in the preparation of the Company's financial statements, as well as measures that are derived wholly or in part from such financial information. AMOUNT SUBJECT TO RECOVERY The amount to be recovered will be the excess of the Incentive Compensation the Covered Executives received over the Incentive Compensation that would have been received by the Covered Executives had it been based on the restated results, as determined by the Board, and it must be computed without regard to any taxes paid. If the Board cannot determine the amount of excess Incentive Compensation received by the Covered Executives directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement. The Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the national securities exchange on which the Company's securities are listed. METHOD OF RECOUPMENT The Board will determine, in its sole discretion, the method for recouping Incentive Compensation reasonably promptly which may include, without limitation: • Requiring reimbursement of cash Incentive Compensation previously paid; • Seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; • Offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executives; • Cancelling outstanding vested or unvested equity awards; and/or • Taking any other remedial and recovery action permitted by law, as determined by the Board. 3 NO INDEMNIFICATION The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive Compensation. INTERPRETATION The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s securities are listed. EFFECTIVE DATE This Policy shall be effective as of October 2, 2023 (the “Effective Date”) and shall apply to Incentive Compensation that is received by Covered Executives on or after that date. AMENDMENT The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and to comply with any rules or standards adopted by a national securities exchange on which the Company’s securities are listed. The Board may terminate this Policy at any time subject to the foregoing provisions. OTHER RECOUPMENT RIGHTS The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require Covered Executives to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company. IMPRACTICABILITY The Board shall recover any excess Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board in accordance with Rule 10D- 1 of the Exchange Act and the listing standards of the national securities exchange on which the Company’s securities are listed. SUCCESSORS This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators, or other legal representatives. Amendments Approved by the Board of Directors on August 7, 2024.